Exhibit 99.1

Donaldson Company Reports Third Quarter 2020 Earnings

Third quarter sales declined 11.7 percent, or 9.7 percent in local currency, slightly above forecast1
Operating margin was down 0.6 percentage points; EBITDA2 margin was flat with the prior year
Donaldson’s financial position remains strong, and the Company believes it has ample liquidity to support its near- and long-term operational and strategic needs

MINNEAPOLIS (June 2, 2020) - Donaldson Company, Inc. (NYSE: DCI) today reported third quarter 2020 net earnings of $63.4 million, or $0.50 per share,3 compared with third quarter 2019 net earnings of $75.2 million, or $0.58 per share.

“We are pleased with the volume at the end of April, which resulted in third quarter sales that were slightly better than we had anticipated, and cost controls throughout the quarter mitigated the profit impact from increasingly soft demand,” said Tod Carpenter, chairman, president and chief executive officer. “Our teams are acting quickly and decisively to navigate this unprecedented environment, including adjusting production to match demand, adding resources to pursue growth, and maintaining an incredible level of coordination and collaboration within the company and across our valued base of suppliers and customers.

“We are well-positioned to deal with continued unevenness, which will likely extend beyond the end of our fiscal year in July. We have further enhanced our already-strong liquidity position, and we will maintain our historically disciplined approach to capital deployment, giving us necessary flexibility to respond to demand changes while continuing to prioritize investments in long-term capabilities. As we push ahead, our focus remains on the well-being of our employees and meeting the needs of customers in the critical markets we support. Our employees have shown incredible resilience and tireless commitment during these turbulent times, and I want to thank them for their contributions. We are operating as One Donaldson, and I am confident in our long-term ability to deliver on our purpose of Advancing Filtration for a Cleaner World.”

______________________________________________________________________________________________________
1 Refer to the April 28, 2020, “Business Update” press release on Donaldson’s Investor Relations website for more information.
2 EBITDA (Earnings Before Interest, Taxes and Depreciation) is a non-GAAP measure that the Company believes is useful in understanding its financial results. See the schedules attached to this press release for more information and a reconciliation of GAAP to non-GAAP measures.
3 All earnings per share figures refer to diluted earnings per share.

Operating Results

Third quarter 2020 sales declined 11.7 percent to $629.7 million from $712.8 million in 2019. Excluding the negative impact from currency translation of approximately 2.0 percent, third quarter 2020 sales declined 9.7 percent, reflecting a broad-based global economic slowdown that is due in large part to the COVID-19 pandemic.

	Three Months Ended		Nine Months Ended
	April 30, 2020		April 30, 2020
	Reported % Change	Constant Currency % Change	Reported % Change	Constant Currency % Change

Off-Road	(25.1)%	(23.7)%	(16.8)%	(15.5)%
On-Road	(46.5)	(46.2)	(26.6)	(26.5)
Aftermarket	(7.9)	(5.2)	(5.2)	(3.4)
Aerospace and Defense	(0.3)	0.6	3.6	4.7
Total Engine Products segment	(14.1)	(12.0)	(8.6)	(7.1)

Industrial Filtration Solutions	(11.5)	(9.7)	(5.9)	(4.4)
Gas Turbine Systems	6.2	7.2	(7.8)	(7.0)
Special Applications	4.9	7.0	3.6	3.1
Total Industrial Products segment	(6.3)	(4.6)	(4.3)	(3.3)

Total Company	(11.7)%	(9.7)%	(7.2)%	(5.9)%

Third quarter 2020 sales of Engine Products (“Engine”) declined 14.1 percent, or 12.0 percent excluding the impact from currency translation. Most of the sales decline was driven by lower levels of equipment production in on- and off-road markets, due in part to customer manufacturing shutdowns related to the COVID-19 pandemic. Engine Aftermarket performance was mixed by region and sales channel. The Independent channel had the most significant decline, driven by the oil and gas slowdown in the U.S. and economic pressure across Latin America, partially offset by year-over-year growth in Eastern Europe and China related to share gains in emerging markets. Compared with the prior year, the OEM channel of Aftermarket was down slightly, or up slightly in local currency, due in part to strength of innovative products combined with apparent inventory builds at a small number of large OEM customers. Aerospace and Defense sales performance reflected year-over-year declines in replacement parts, partially offset by growth in new equipment for ground defense vehicles and rotorcraft.

Third quarter 2020 sales of Industrial Products (“Industrial”) declined 6.3 percent, or 4.6 percent excluding the impact from currency translation. Sales within Industrial Filtration Solutions (“IFS”) were negatively impacted by lower levels of industrial production, which contributed to declining sales of new equipment and replacement parts for dust collectors. Sales of Process Filtration, which are included in IFS, were approximately flat with the prior year, or up in local currency, due to strong sales of replacement parts for the food and beverage industry. The Gas Turbine Systems sales increase was driven by retrofit projects for existing turbines. The sales increase in Special Applications was driven by higher sales of Disk Drive filters and Integrated Venting Solutions, partially offset by lower sales of Membrane products.

Donaldson’s third quarter 2020 EBITDA as a rate of sales was flat with the prior year at 17.6 percent. Third quarter 2020 operating income as a rate of sales (“operating margin”) decreased to 13.4 percent from 14.0 percent in 2019, including an impact of approximately 0.6 percentage points from higher depreciation and amortization expense related to Donaldson’s capacity expansion and supply chain optimization efforts.

Third quarter 2020 gross margin decreased to 33.2 percent from 33.8 percent in the prior year, reflecting loss of leverage on lower sales, including an impact from higher depreciation expense related to the Company’s capacity expansion projects, partially offset by a favorable mix of sales, lower raw materials costs, and benefits from the Company’s initiatives related to production, supply chain, procurement and pricing optimization. Donaldson’s third quarter operating expense as a rate of sales (“expense rate”) increased to 19.8 percent from 19.7 percent last year, reflecting a loss of leverage on lower sales that was largely offset by lower incentive compensation and expense reductions related to the COVID-19 pandemic.

Third quarter 2020 interest expense was $4.4 million, compared with $5.2 million in 2019, and other income decreased to $4.3 million in third quarter 2020 from $4.7 million in 2019. Donaldson’s third quarter effective tax rate was 24.9 percent in 2020 and 24.5 percent in 2019.

Donaldson paid third quarter and year-to-date 2020 dividends of $26.6 million and $79.8 million, respectively. As previously disclosed, third quarter and year-to-date 2020 share repurchase as a percent of outstanding shares was 0.6 percent and 1.6 percent, respectively.

At the end of third quarter, total liquidity, as defined by cash on hand and availability under a $500 million revolving credit facility, was $469 million, which includes an additional $100 million drawn from the Company’s credit facility as a precautionary measure. The net-debt-to-EBITDA leverage ratio was 1.0 as of April 30, 2020, which is in line with Donaldson’s long-term target and reflects ample headroom related to the Company’s debt covenants.

Fiscal 2020 Expectations

As previously disclosed, Donaldson withdrew its financial targets for fiscal years 2020 and 2021.4 While the magnitude and duration of the impact from the COVID-19 pandemic on certain aspects of the Company’s financial performance remains uncertain, Donaldson expects:

•May 2020 sales to be down about 24 percent, reflecting relative outperformance in replacement parts versus new equipment, and, on a regional basis, Asia Pacific sales are expected to be the strongest while sales in the Americas are expected to be the weakest,
•To maintain a strong financial position, which was further augmented with an incremental 364-day facility that provides an additional $100 million in liquidity,5
•The pace of capital expenditures will continue to slow as strategic projects related to capacity expansion and research and development capabilities near completion, and
•Fiscal 2020 share repurchase will total 1.6 percent of outstanding shares, reflecting what has already been completed year-to-date through the third quarter.

______________________________________________________________________________________________________
4 Refer to the April 28, 2020, “Business Update” press release on Donaldson’s Investor Relations website for more information.
5 Refer to the May 21, 2020, Form 8-K for more information.

Accounting Considerations

On February 24, 2020, Donaldson announced that it had received a binding offer from Nelson Global Products to purchase its Exhaust and Emissions business. The Company continues to work through the process and will provide an update at a future date. Please see the press release dated February 24, 2020, for more information about the proposed transaction.

Following the enactment of the Federal Tax Cuts and Jobs Act (TCJA) in December 2017, Donaldson engaged in incremental efforts related to optimizing its global cash. There has been no impact to financial results in the current fiscal year, and TCJA-related matters resulted in a year-to-date 2019 benefit of $0.4 million. The Company excluded this benefit in its calculation of year-to-date 2019 adjusted earnings. Adjusted earnings is a non-GAAP financial measure that excludes the impact of certain items not related to ongoing operations. A reconciliation of GAAP to non-GAAP measures is attached to this press release.

Miscellaneous

The Company will webcast its third quarter 2020 earnings conference call today at 9:00 a.m. CDT. To listen to the webcast, visit the “Events & Presentations” section of Donaldson’s Investor Relations website (IR.Donaldson.com), and click on the “listen to webcast” option. The webcast replay will be available at approximately 12:00 p.m. CDT today.

Statements in this release regarding future events and expectations, such as forecasts, plans, trends and projections relating to the Company’s business and financial performance, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are identified by words or phrases such as “will likely result,” “are expected to,” “will continue,” “will allow,” “estimate,” “project,” “believe,” “expect,” “anticipate,” “forecast,” “plan,” and similar expressions. These forward-looking statements speak only as of the date such statements are made and are subject to risks and uncertainties that could cause the Company’s results to differ materially from these statements. These factors include, but are not limited to, economic and industrial conditions worldwide; the Company's ability to maintain competitive advantages; threats from disruptive innovation; highly competitive markets with pricing pressure; the Company's ability to protect and enforce its intellectual property; the difficulties in operating globally; customer concentration in certain cyclical industries; significant demand fluctuations; unavailable raw materials or material cost inflation; inability of operations to meet customer demand; difficulties with information technology systems and security; foreign currency fluctuations; governmental laws and regulations; litigation; changes in tax laws and tax rates, regulations and results of examinations; the Company's ability to attract and retain qualified personnel; changes in capital and credit markets; execution of the Company's acquisition strategy; the possibility of intangible asset impairment; the Company's ability to manage productivity improvements; unexpected events and the disruption on operations, including the recent coronavirus outbreak; the Company's ability to maintain an effective system of internal control over financial reporting; and the United Kingdom’s decision to end its membership in the European Union. These and other risks and uncertainties are described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended July 31, 2019 and Form 10-Q for the period ended January 31, 2020. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law. The results presented herein are preliminary, unaudited and subject to revision until the Company files its results with the United States Securities and Exchange Commission on Form 10-Q.

About Donaldson Company

Founded in 1915, Donaldson Company is a global leader in the filtration industry with sales, manufacturing and distribution locations around the world. Donaldson’s innovative technologies are designed to solve complex filtration challenges and enhance customers’ equipment performance. For more information, visit www.Donaldson.com.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	April 30,			April 30,

	2020	2019	Change	2020	2019	Change

Net sales	$629.7	$712.8	(11.7)%	$1,964.4	$2,117.9	(7.2)%
Cost of sales	420.5	472.1	(10.9)	1,300.7	1,413.4	(8.0)
Gross profit	209.2	240.7	(13.1)	663.7	704.5	(5.8)
Operating expenses	124.7	140.7	(11.3)	406.1	420.7	(3.5)
Operating income	84.5	100.0	(15.5)	257.6	283.8	(9.2)
Interest expense	4.4	5.2	(15.4)	13.5	14.7	(8.2)
Other income, net	(4.3)	(4.7)	(9.2)	(9.8)	(7.3)	33.2
Earnings before income taxes	84.4	99.5	(15.2)	253.9	276.4	(8.2)
Income taxes	21.0	24.3	(13.9)	61.0	67.3	(9.4)
Net earnings	$63.4	$75.2	(15.7)%	$192.9	$209.1	(7.8)%

Weighted average shares – basic	126.9	128.2	(1.0)%	127.0	128.5	(1.1)%
Weighted average shares – diluted	127.7	130.0	(1.8)%	128.5	130.4	(1.5)%
Net earnings per share – basic	$0.50	$0.59	(15.3)%	$1.52	$1.63	(6.8)%
Net earnings per share – diluted	$0.50	$0.58	(14.4)%	$1.50	$1.60	(6.1)%

Dividends paid per share	$0.21	$0.19	10.5%	$0.63	$0.57	10.5%

Note: Amounts may not foot due to rounding.

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	April 30,	July 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$326.5	$177.8
Accounts receivable, net	460.5	529.5
Inventories, net	346.5	332.8
Prepaid expenses and other current assets	87.0	82.5
Total current assets	1,220.5	1,122.6
Property, plant and equipment, net	614.3	588.9
Right-of-use lease assets	71.4	—
Goodwill	303.8	303.1
Intangible assets, net	65.3	70.9
Deferred income taxes	15.4	14.2
Other long-term assets	47.8	42.9
Total assets	$2,338.5	$2,142.6

Liabilities and shareholders’ equity
Current liabilities:
Short-term borrowings	$8.1	$2.1
Current maturities of long-term debt	50.0	50.2
Trade accounts payable	202.7	237.5
Current lease liabilities	24.0	—
Other current liabilities	148.0	193.1
Total current liabilities	432.8	482.9
Long-term debt	735.1	584.4
Non-current income taxes payable	104.0	110.9
Deferred income taxes	18.6	13.2
Long-term lease liabilities	47.4	—
Other long-term liabilities	45.8	48.5
Total liabilities	1,383.7	1,239.9

Redeemable non-controlling interest	10.3	10.0

Total shareholders’ equity	944.5	892.7
Total liabilities & shareholders’ equity	$2,338.5	$2,142.6

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	April 30,
	2020	2019
Operating Activities
Net earnings	$192.9	$209.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	64.6	59.8
Deferred income taxes	2.4	8.8
Stock-based compensation expense	11.6	13.8
Other, net	19.2	(8.5)
Changes in operating assets and liabilities, excluding effect of acquired business	(25.5)	(59.8)
Net cash provided by operating activities	265.2	223.2

Investing Activities
Net expenditures on property, plant and equipment	(106.2)	(112.4)
Acquisitions, net of cash acquired	—	(96.0)
Net cash used in investing activities	(106.2)	(208.4)

Financing Activities
Proceeds from long-term debt	262.7	145.0
Repayments of long-term debt	(111.1)	(24.8)
Change in short-term borrowings	5.7	22.9
Purchase of treasury stock	(94.3)	(104.4)
Dividends paid	(79.8)	(72.9)
Tax withholding for stock compensation transactions	(6.3)	(4.1)
Exercise of stock options	19.4	24.6
Net cash used in financing activities	(3.7)	(13.7)
Effect of exchange rate changes on cash	(6.6)	(2.0)
Increase (decrease) in cash and cash equivalents	148.7	(0.9)
Cash and cash equivalents, beginning of period	177.8	204.7
Cash and cash equivalents, end of period	$326.5	$203.8

CONSOLIDATED RATE ANALYSIS
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2020	2019	2020	2019

Gross margin	33.2%	33.8%	33.8%	33.3%

Operating expenses rate	19.8%	19.7%	20.7%	19.9%

Operating income rate (operating margin)	13.4%	14.0%	13.1%	13.4%

Other (income) expense, net rate	(0.7)%	(0.7)%	(0.5)%	(0.3)%

Depreciation and amortization rate	3.5%	2.9%	3.3%	2.8%

EBITDA rate	17.6%	17.6%	16.9%	16.6%

Effective tax rate	24.9%	24.5%	24.0%	24.4%

Cash conversion ratio	97.5%	46.7%	82.4%	53.0%

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2020	2019	2020	2019
ADJUSTED RATES
Gross margin	33.2%	33.8%	33.8%	33.3%

Operating expenses rate	19.8%	19.7%	20.7%	19.9%

Operating income rate (operating margin)	13.4%	14.0%	13.1%	13.4%

Other (income) expense, net rate	(0.7)%	(0.7)%	(0.5)%	(0.3)%

Depreciation and amortization rate	3.5%	2.9%	3.3%	2.8%

EBITDA rate	17.6%	17.6%	16.9%	16.6%

Effective tax rate	24.9%	24.5%	24.0%	24.5%

Cash conversion ratio	97.5%	46.7%	82.4%	53.1%

Note: Rate analysis metrics are computed by dividing the applicable amount by net sales, and cash conversion ratio reflects free cash flow divided by net income. Adjusted rates are non-GAAP measures; see Reconciliation of Non-GAAP Financial Measures schedule for additional information. Amounts may not foot due to rounding.

SEGMENT DETAIL
(In millions)
(Unaudited)

	Three Months Ended April 30,			Nine Months Ended April 30,
	2020	2019	Change	2020	2019	Change
NET SALES
Engine Products segment
Off-Road	$63.5	$84.8	(25.1)%	$199.6	$240.0	(16.8)%
On-Road	25.1	46.9	(46.5)	99.5	135.6	(26.6)
Aftermarket	301.9	327.7	(7.9)	929.4	980.0	(5.2)
Aerospace and Defense	29.9	30.0	(0.3)	86.7	83.7	3.6
Total Engine Products segment	420.4	489.4	(14.1)	1,315.2	1,439.3	(8.6)

Industrial Products segment
Industrial Filtration Solutions	137.4	155.2	(11.5)	441.4	469.2	(5.9)
Gas Turbine Systems	29.2	27.5	6.2	74.2	80.5	(7.8)
Special Applications	42.7	40.7	4.9	133.6	128.9	3.6
Total Industrial Products segment	209.3	223.4	(6.3)	649.2	678.6	(4.3)

Total Company	$629.7	$712.8	(11.7)%	$1,964.4	$2,117.9	(7.2)%

EARNINGS BEFORE INCOME TAXES
Engine Products segment	$56.5	$71.5	(21.0)%	$172.2	$188.6	(8.7)%
Industrial Products segment	34.7	32.7	6.1	98.8	101.5	(2.7)
Corporate and Unallocated	(6.8)	(4.7)	(44.7)	(17.1)	(13.7)	(24.8)
Total Company	$84.4	$99.5	(15.2)%	$253.9	$276.4	(8.2)%

EARNINGS BEFORE INCOME TAXES %
Engine Products segment	13.4%	14.6%	(1.2)	13.1%	13.1%	—
Industrial Products segment	16.6%	14.6%	2.0	15.2%	15.0%	0.2

Note: Percentage is calculated by dividing earnings before income taxes by sales. Amounts may not foot due to rounding.

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, AS REPORTED
(Unaudited)

	Three Months Ended April 30, 2020
Engine Products segment	TOTAL	US/CA	EMEA	APAC	LATAM
Off-Road	(25.1)%	(11.1)%	(46.5)%	(12.9)%	5.7%
On-Road	(46.5)	(45.5)	(46.0)	(48.1)	(60.8)
Aftermarket	(7.9)	(12.4)	1.3	(5.7)	(11.8)
Aerospace and Defense	(0.3)	3.7	(8.3)	(30.8)
Total Engine Products segment	(14.1)	(14.8)	(14.1)	(13.4)	(11.9)

Industrial Products segment
Industrial Filtration Solutions	(11.5)	(4.6)	(14.4)	(12.3)	(34.4)
Gas Turbine Systems	6.2	1.5	20.4	(0.4)	(37.3)
Special Applications	4.9	(8.6)	(11.5)	13.2	(27.1)
Total Industrial Products segment	(6.3)	(3.8)	(10.0)	0.6	(34.7)

Total Company	(11.7)%	(12.0)%	(12.5)%	(8.1)%	(15.8)%

	Nine Months Ended April 30, 2020
Engine Products segment	TOTAL	US/CA	EMEA	APAC	LATAM
Off-Road	(16.8)%	(9.0)%	(26.8)%	(13.7)%	1.6%
On-Road	(26.6)	(21.6)	(29.5)	(34.4)	(53.0)
Aftermarket	(5.2)	(9.7)	(1.3)	(3.9)	1.4
Aerospace and Defense	3.6	4.1	2.9	(9.8)
Total Engine Products segment	(8.6)	(9.9)	(8.6)	(10.3)	0.5

Industrial Products segment
Industrial Filtration Solutions	(5.9)	(3.3)	(5.2)	(7.7)	(25.0)
Gas Turbine Systems	(7.8)	(16.1)	(0.3)	0.1	(5.6)
Special Applications	3.6	8.6	3.6	3.3	(50.2)
Total Industrial Products segment	(4.3)	(4.7)	(3.7)	(1.8)	(23.6)

Total Company	(7.2)%	(8.5)%	(6.7)%	(6.9)%	(3.4)%

SEGMENT SALES PERCENT CHANGE FROM PRIOR PERIODS BY GEOGRAPHY, CONSTANT CURRENCY
(Unaudited)

	Three Months Ended April 30, 2020
Engine Products segment	TOTAL	US/CA	EMEA	APAC	LATAM
Off-Road	(23.7)%	(11.1)%	(44.6)%	(10.7)%	19.8%
On-Road	(46.2)	(45.5)	(43.8)	(48.0)	(57.9)
Aftermarket	(5.2)	(12.4)	5.9	(1.1)	(6.3)
Aerospace and Defense	0.6	3.7	(5.3)	(29.9)
Total Engine Products segment	(12.0)	(14.8)	(10.4)	(10.1)	(6.3)

Industrial Products segment
Industrial Filtration Solutions	(9.7)	(4.6)	(11.4)	(9.9)	(32.5)
Gas Turbine Systems	7.2	1.5	21.3	5.5	(37.3)
Special Applications	7.0	(8.6)	(8.4)	15.4	(27.1)
Total Industrial Products segment	(4.6)	(3.8)	(7.1)	3.1	(33.0)

Total Company	(9.7)%	(12.0)%	(9.1)%	(5.1)%	(10.9)%

	Nine Months Ended April 30, 2020
Engine Products segment	TOTAL	US/CA	EMEA	APAC	LATAM
Off-Road	(15.5)%	(9.0)%	(24.2)%	(13.0)%	8.2%
On-Road	(26.5)	(21.6)	(26.9)	(35.1)	(51.6)
Aftermarket	(3.4)	(9.7)	2.5	(1.4)	4.5
Aerospace and Defense	4.7	4.1	6.5	(9.7)
Total Engine Products segment	(7.1)	(9.9)	(5.2)	(8.7)	3.7

Industrial Products segment
Industrial Filtration Solutions	(4.4)	(3.3)	(2.1)	(6.6)	(23.6)
Gas Turbine Systems	(7.0)	(16.1)	0.8	3.3	(5.6)
Special Applications	3.1	8.6	6.8	1.6	(50.2)
Total Industrial Products segment	(3.3)	(4.7)	(0.8)	(2.0)	(22.4)

Total Company	(5.9)%	(8.5)%	(3.5)%	(6.0)%	(0.6)%

Note: The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding its results of operations. The Company calculates constant currency percentages by converting its current period local currency financial results using the prior period exchanges rates and compared these adjusted amounts to its prior period reported results. Amounts may not foot due to rounding.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30,		April 30,
	2020	2019	2020	2019

Net cash provided by operating activities	$88.4	$80.4	$265.2	$223.2
Net capital expenditures	(26.5)	(45.3)	(106.2)	(112.4)
Free cash flow	$61.9	$35.1	$159.0	$110.8

Net earnings	$63.4	$75.2	$192.9	$209.1
Income taxes	21.0	24.3	61.0	67.3
Interest expense	4.4	5.2	13.5	14.7
Depreciation and amortization	21.8	20.6	64.6	59.8
EBITDA	$110.6	$125.3	$332.0	$350.9

Net earnings	$63.4	$75.2	$192.9	$209.1
Tax benefit for Federal Tax Cuts and Jobs Act	—	—	—	(0.4)	(a)
Adjusted net earnings	$63.4	$75.2	$192.9	$208.7

Diluted EPS	$0.50	$0.58	$1.50	$1.60
Tax benefit for Federal Tax Cuts and Jobs Act	—	—	—	0.00	(a)
Adjusted diluted EPS	$0.50	$0.58	$1.50	$1.60

(a) See the “Accounting Considerations” section for additional information.

Note: Although free cash flow, adjusted free cash flow, EBITDA, adjusted net earnings, adjusted diluted EPS and adjusted effective tax rate are not measures of financial performance under GAAP, the Company believes they are useful in understanding its financial results. Free cash flow is a commonly used measure of a company’s ability to generate cash in excess of its operating needs. EBITDA is a commonly used measure of operating earnings less non-cash expenses. The Company evaluates its results of operations both on an as reported and a constant currency basis. The adjusted basis presentation excludes the impact of certain matters not related to the Company’s ongoing operations. A shortcoming of these financial measures is that they do not reflect the Company’s actual results under GAAP. Management does not intend these items to be considered in isolation or as a substitute for the related GAAP measures. Amounts may not foot due to rounding.